UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2022
NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
55 Hawthorne Street, 11th Floor, San Francisco, California 94105
(Address of principal executive offices, including zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of James D. Robinson, III from the Board of Directors
Mr. James D. Robinson, III announced his resignation from the Board of Directors (the “Board”) of NerdWallet, Inc. (“NerdWallet” or the “Company”) effective as of March 31, 2022. Mr. Robinson’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Appointment of Kenneth T. McBride to the Board of Directors
Following Mr. Robinson’s resignation, the Board appointed Kenneth T. McBride to serve as a member of the Board effective as of April 1, 2022. The Board determined that Mr. McBride is an “independent director” as such term is defined by the applicable listing rules of The Nasdaq Stock Market (“Nasdaq”). The Board also appointed Mr. McBride to the Audit Committee of the Board after the Board’s determination that Mr. McBride qualifies as “independent” in accordance with the additional independence rules established by the Securities and Exchange Commission and the Nasdaq for service on such committee.
As a non-employee director, Mr. McBride will receive annual cash compensation of $50,000 for his service on the Board and $10,000 for his service on the Audit Committee of the Board, which compensation will be prorated in 2022 for the part of the year that he serves on the Board. He will also receive a grant of restricted stock units (“RSUs”) having a grant-date value of $300,000, vesting in three annual installments on the first three anniversaries of the date of grant. The RSUs are subject to the terms of NerdWallet’s 2021 Equity Incentive Plan, RSU Award Grant Notice, and Award Agreement. Mr. McBride’s compensation is made in accordance with the Company’s non-employee director compensation policy. In addition, Mr. McBride will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.
There are no arrangements or understandings between Mr. McBride and any other person pursuant to which Mr. McBride was appointed to the Board. Mr. McBride has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On April 1, 2022, NerdWallet issued a press release announcing the changes to the composition of its Board. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release issued by NerdWallet, Inc. dated April 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NerdWallet, Inc.

Date:	April 4, 2022	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
General Counsel and Corporate Secretary
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